UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 11, 2003

Equicap Financial Corp.

(Exact name of registrant as specified in its charter)

                                                 British Columbia, Canada                                 0-49985                                    n/a

     (State or other  jurisdiction of incorporation)     (Commission File Number) (IRS Employer identification No.)

P.O. Box 11133, #2250 – 1055 W. Georgia St. Vancouver, Canada V6E 3P3

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (604) 689-4200

ITEM 5. OTHER EVENTS.

On July 11, 2003, Equicap Financial Corp. issued a press release concerning the receipt of regulatory approval for the change in its name from Online Consortium Corp. and the revised trading symbols for its listed stock,  a copy of which is attached hereto as Exhibit 99, and is incorporated herein by reference.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS. PAGE NO.

(a) Not Applicable.

(b) Not Applicable.

(c) EXHIBITS. The following document is filed as an exhibit to this Report:

99.1	Press release dated July 11, 2003

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized officer.

Date: July 11, 2003

Online Consortium Corp.

/s/ D. Grant Macdonald

D. Grant Macdonald

Chief Executive and Financial Officer

(Duly Authorized Officer and Principal

Financial and Accounting Officer)